QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

List of Subsidiaries of OSG America L.P.

Name of Subsidiary	Jurisdiction
OSG America Operating Company LLC	Delaware
OSG Columbia LLC	Delaware
OSG 242 LLC	Delaware
OSG Enterprise LLC	Delaware
OSG 209 LLC	Delaware
OSG Freedom LLC	Delaware
OSG 192 LLC	Delaware
OSG Honour LLC	Delaware
OSG 214 LLC	Delaware
OSG Independence LLC	Delaware
OSG 243 LLC	Delaware
OSG Intrepid LLC	Delaware
OSG 254 LLC	Delaware
OSG Navigator LLC	Delaware
OSG 252 LLC	Delaware
OSG Seafarer LLC	Delaware
OSG 244 LLC	Delaware
OSG Courageous LLC	Delaware
OSG Endurance LLC	Delaware
Luxmar Tanker LLC	Delaware
Maremar Tanker LLC	Delaware
Overseas Galena Bay LLC	Delaware
Overseas New Orleans LLC	Delaware
Overseas Puget Sound LLC	Delaware
Overseas Philadelphia LLC	Delaware
Overseas Diligence LLC	Delaware
Overseas Integrity LLC	Delaware
Overseas Houston LLC	Delaware
Overseas Long Beach LLC	Delaware
Overseas Los Angeles LLC	Delaware
Overseas New York LLC	Delaware
Overseas Texas City LLC	Delaware
Overseas Boston LLC	Delaware
Overseas Nikiski LLC	Delaware
Overseas Anacortes LLC	Delaware
OSG Product Tankers Member LLC	Delaware
OSG Product Tankers LLC	Delaware
OSG Product Tankers I LLC	Delaware
OSG Product Tankers II LLC	Delaware

QuickLinks

List of Subsidiaries of OSG America L.P.